Exhibit 99.1

NEWS RELEASE	Contact:
Michael S. Hotta
mhotta@kapalua.com

MAUI LAND & PINEAPPLE REPORTS 3rd QUARTER 2020 RESULTS

KAPALUA RESORT, Hawaii, November 4, 2020 (BUSINESS WIRE) --

Maui Land & Pineapple Company, Inc. (NYSE: MLP) reported a net loss of $633,000, or $(0.03) per share, for the third quarter of 2020, compared to a net loss of $9,000, or $(0.00) per share, for the third quarter of 2019. The Company reported total operating revenues of $1.7 million and $2.7 million during the three months ended September 30, 2020 and 2019, respectively.

For the nine months ended September 30, 2020, the Company reported a net loss of $1.9 million, or $(0.10) per share, compared to a net loss of $1.3 million, or $(0.07) per share, for the nine months ended September 30, 2019. The Company reported total operating revenues of $5.4 million and $7.5 million during the nine months ended September 30, 2020 and 2019, respectively.

The Company did not have any real estate asset sales during the first three quarters of 2020 or 2019.

Additional Information

Additional information with respect to Maui Land & Pineapple Company, Inc. and our operating results will be available on our Form 10-Q filed with the Securities and Exchange Commission and our website www.mauiland.com.

About Maui Land & Pineapple Company, Inc.

Maui Land & Pineapple Company, Inc. develops, sells, and manages residential, resort, commercial, agricultural and industrial real estate. The Company owns approximately 23,000 acres of land on Maui and manages properties, utilities, and a nature preserve at the Kapalua Resort.

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MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS

CURRENT ASSETS
Cash	$324	$683
Accounts receivable, less allowance for doubtful accounts of $223 and $35, respectively	1,680	1,173
Prepaid expenses and other assets	244	101
Assets held for sale	7,633	7,597
Total current assets	9,881	9,554

PROPERTY	52,267	52,164
Accumulated depreciation	(33,407)	(32,445)
Property, net	18,860	19,719

OTHER ASSETS
Deferred development costs	8,504	8,504
Other noncurrent assets	1,206	1,342
Total other assets	9,710	9,846

TOTAL ASSETS	$38,451	$39,119

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$707	$1,356
Payroll and employee benefits	783	928
Accrued retirement benefits	165	165
Deferred club membership revenue	131	35
Other current liabilities	615	468
Total current liabilities	2,401	2,952

LONG-TERM LIABILITIES
Long-term debt	-	1,035
Accrued retirement benefits, net of current portion	9,328	9,702
Deferred license fee revenue	1,800	-
Deposits	2,649	2,674
Other noncurrent liabilities	64	64
Total long-term liabilities	13,841	13,475

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock--no par value, 43,000,000 shares authorized, 19,301,288 and 19,238,081 shares issued and outstanding	81,369	80,606
Additional paid-in-capital	9,184	9,184
Accumulated deficit	(48,164)	(46,300)
Accumulated other comprehensive loss	(20,180)	(20,798)
Total stockholders' equity	22,209	22,692
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$38,451	$39,119

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended September 30,
	2020	2019
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$15	$305
Leasing	1,448	2,167
Resort amenities and other	234	242
Total operating revenues	1,697	2,714

OPERATING COSTS AND EXPENSES
Real estate	86	352
Leasing	671	793
Resort amenities and other	152	219
General and administrative	514	466
Share-based compensation	402	374
Depreciation	326	345
Total operating costs and expenses	2,151	2,549

OPERATING INCOME (LOSS)	(454)	165
Pension and other post-retirement expenses	(125)	(258)
Interest expense	(29)	(50)
LOSS FROM CONTINUING OPERATIONS	$(608)	$(143)
Income (Loss) from discontinued operations, net	(25)	134
NET LOSS	$(633)	$(9)
Other comprehensive income - pension, net	206	211
COMPREHENSIVE INCOME (LOSS)	$(427)	$202

EARNINGS (LOSS) PER COMMON SHARE-BASIC AND DILUTED
Loss from Continuing Operations	$(0.03)	$(0.01)
Income (Loss) from Discontinued Operations	$-	$0.01
Net Loss	$(0.03)	$-

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$173	$671
Leasing	4,620	6,121
Resort amenities and other	648	751
Total operating revenues	5,441	7,543

OPERATING COSTS AND EXPENSES
Real estate	457	873
Leasing	2,278	2,233
Resort amenities and other	893	751
General and administrative	1,823	1,816
Share-based compensation	1,229	1,346
Depreciation	971	1,067
Total operating costs and expenses	7,651	8,086

OPERATING LOSS	(2,210)	(543)
Other income	894	-
Pension and other post-retirement expenses	(359)	(768)
Interest expense	(105)	(160)
LOSS FROM CONTINUING OPERATIONS	$(1,780)	$(1,471)
Income (Loss) from discontinued operations, net	(84)	187
NET LOSS	$(1,864)	$(1,284)
Other comprehensive income - pension, net	617	634
COMPREHENSIVE LOSS	$(1,247)	$(650)

EARNINGS (LOSS) PER COMMON SHARE-BASIC AND DILUTED
Loss from Continuing Operations	$(0.09)	$(0.08)
Income (Loss) from Discontinued Operations	$(0.01)	$0.01
Net Loss	$(0.10)	$(0.07)